EXHIBIT 5.2

                    [Letterhead of CalEnergy Company, Inc.]



                                                              August 29, 1996



CalEnergy Capital Trust
c/o CalEnergy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska  68131

CalEnergy Company, Inc.
302 South 36th Street, Suite 400
Omaha, Nebraska  68131

Ladies and Gentlemen:

         I am the Senior Vice President and General Counsel of CalEnergy Company, Inc., a Delaware corporation (the "Company"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of (i) 2,078,600 6 1/4% Convertible Preferred Securities Term Income Deferrable Equity Securities (TIDES)SM or TIDES SM (liquidation preference $50 per each of the TIDES) (the "TIDES") representing undivided beneficial ownership interests in the assets of CalEnergy Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"); (ii) 6 1/4% Convertible Junior Subordinated Debentures Due 2016 (the "Convertible Junior Subordinated Debentures") of the Company, which may be distributed under certain circumstances to the holders of the TIDES; (iii) the shares of common stock, par value $0.0675 per share (the "Common Stock"), of the Company issuable upon conversion of the TIDES and the Convertible Junior Subordinated Debentures; and (iv) the Preferred Securities Guarantee of the Company (as defined below).

         The TIDES were issued pursuant to the amended and restated declaration of trust of the Trust, dated as of April 4, 1996 (the "Declaration") among the Company, as sponsor, Steven A. McArthur, John G. Sylvia and Gregory E. Abel, as regular trustees, The Bank of New York (Delaware), as Delaware trustee, and The Bank of New York, as property










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CalEnergy Capital Trust
CalEnergy Company, Inc.
August 29, 1996
page 2

trustee, and guaranteed by the Company as to the payment of distributions and as to payments on liquidation, redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement, dated as of April 10, 1996 (the "Preferred Securities Guarantee"), between the Company and The Bank of New York, as trustee. The proceeds from the sale by the Trust of the TIDES were invested in the Convertible Junior Subordinated Debentures, which were issued pursuant to an Indenture, dated as of April 1, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee.

         In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-08315), as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on July 17, 1996 under the Act and Amendment No. 1 thereto, as filed on the date hereof (the Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") relating to the TIDES, the Preferred Securities Guarantee, the Convertible Junior Subordinated Debentures and the Common Stock; (ii) an executed copy of the Declaration filed as an exhibit to the Registration Statement; (iii) the form of the Common Stock filed as an exhibit to the Registration Statement and a specimen certificate thereof; (iv) the Restated Certificate of Incorporation of the Company as currently in effect; (v) the By-laws of the Company as currently in effect; (vi) certain resolutions of the Board of Directors of the Company relating to the issuance of the Convertible Junior Subordinated Debentures and the shares of Common Stock issuable upon conversion; (vii) an executed copy of the Preferred Securities Guarantee; (viii) the form of TIDES filed as an exhibit to the Registration Statement and a specimen certificate thereof; (ix) the designation of the terms of the TIDES; (x) the form of the Convertible Junior Subordinated Debentures filed as an exhibit to the Registration Statement and a specimen certificate thereof; (xi) an executed copy of the Indenture; and
(xii) an executed copy of the Registration Rights Agreement, dated April 10, 1996, by and among the Trust and CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchasers, filed as an exhibit to the Registration Statement.










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CalEnergy Capital Trust
CalEnergy Company, Inc.
August 29, 1996
page 3


         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original document of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, I have assumed that the Common Stock as executed will be in the form reviewed by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

         The opinions expressed herein are limited to the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other country, state or jurisdiction.

         Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock initially issuable upon conversion of the TIDES and the Convertible Junior Subordinated Debentures, have been duly authorized and reserved for issuance upon conversion and, when certificates representing the Common Stock in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and, if and when issued upon conversion of the TIDES and the Convertible Junior Subordinated Debentures, such Common Stock will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement and in the related Prospectus. In giving this consent, I do not










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CalEnergy Capital Trust
CalEnergy Company, Inc.
August 29, 1996
page 4


thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         This letter is being delivered to you in my capacity as the Senior Vice President and General Counsel of the Company and addresses matters only as of the date hereof and is solely for the benefit of the addressees hereof and may not be relied upon in any manner by any other person without my prior written consent.

                                                  Sincerely,

                                                  /s/ Steven A. McArthur

                                                  Steven A. McArthur
                                                  Senior Vice President
                                                  and General Counsel